  EXHIBIT 99.1

WEED, Inc. Signs First-of-its-Kind Agreement on Key Cannabis-Related Intellectual Property in Israel

WEED, Inc. and Yissum (of the Hebrew University of Jerusalem) sign first-of-its-kind deal for exclusive license, assignment and transfer to WEED Inc. of groundbreaking intellectual property for novel technologies and formulations of cannabis-related and cannabinoid-based products

March 7, 2019 - WEED, Inc., (OTCQB: BUDZ) (“WEED”) announced today that it has entered into an exclusive license and assignment agreement with Yissum, the technology transfer company of the Hebrew University of Jerusalem Ltd., Israel (“Yissum”).

Under the terms of the agreement, WEED, Inc. agrees to exclusively license and, purchase from Yissum, certain patents, technology and know-how (upon payment of certain installments) relating to formulations for the administration and delivery of lipophilic compositions (including cannabinoids) developed by Prof. Elka Touitou at the Hebrew University of Jerusalem. Under the agreement, WEED is obligated to pay multi-million dollar consideration to Yissum , which is payable in installments and includes a product sales-related milestone payment, with WEED only receiving the exclusive license rights and the assignment rights to the above intellectual property after payment of the relevant installment payments. In order to close the exclusive license portion of the agreement and the assignment portion of the agreement, WEED, Inc. needs to raise additional funds to pay the consideration required under the agreement.

WEED Inc. is also pleased to announce that it has entered into a consulting agreement with Prof. Elka Touitou, of the Institute of Drug Research, School of Pharmacy, The Hebrew University of Jerusalem.

Prof. Touitou will serve as the chairperson of WEED, Inc.’s Scientific Advisory Board and will advise and support WEED, Inc. with respect to its scientific research and product development for this project.

Mr. Glenn E. Martin, CEO of WEED, Inc. said, “WEED, Inc. has made history in the Holy Land! After several months of intense and productive negotiations along with several trips to Israel, WEED and Yissum have successfully concluded this multi-million USD exclusive license and assignment agreement.”

“Further I’m pleased to announce that we believe this historic arrangement with WEED, Inc. and its wholly owned subsidiary WEED Israel Cannabis Ltd., for this exclusive license and assignment of five patent families held by Yissum based on the innovations of Professor Elka Touitou, will now allow us to move forward to help and benefit patients. Prof Touitou is a pioneer in cannabinoid research, and published the first scientific work on transdermal delivery of cannabinoids in 1988. Our researchers are looking to develop efficient products for at least two ‘indications,’ one of which will be focused on woman’s health, utilizing Cannabinoids.”

Dr. Yaron Daniely, CEO and President of Yissum stated, “As global leaders in the field of Cannabis and Endocannabinoid research, Yissum diligently looks for appropriate commercial partners to advance promising technologies from Hebrew University for the benefit of patients. We are hopeful that this partnership delivers important new products and therapies to those in need.”

Elliott Kwestel, Director and Corporate Secretary of WEED Israel Cannabis Ltd. commented, “WEED Israel is looking to acquire all appropriate licenses with the goal of bringing vertically integrated products to market globally within one year. Further studies in high dosage THC, THC and continuing CBD research are on the horizon.”

The assignment of the five patent families to WEED, Inc. pursuant to the agreement with Yissum, is the first-of-its-kind originating from Cannabinoid research conducted at The Hebrew University of Jerusalem.

Prof. Touitou said, “Cannabinoids are very lipophilic molecules with a relative low bioavailability, short activity and their existing formulations often have low patient compliance. There is a great need and demand for pharmaceutical products with improved efficacy and prolonged therapeutic effect. Our new sophisticated technologies offer diverse solutions for promoting enhanced delivery and adequate administration of Cannabinoids for high therapeutic efficiency in treating patients currently suffering from various diseases.”

Dr. Liat Shbiro PhD added, “It’s an incredible privilege to work with Professor Touitou who shall lead WEED Israel’s cannabis research and chair our Israeli Scientific Advisory Board.”

In this deal, WEED Inc. was represented by the law firm of Snell & Wilmer L.L.P., Phoenix, Arizona, USA and Marcella Eytan and Nir Zohar of the law firm Pearl Cohen Zedek Latzer Baratz, Tel-Aviv, Israel.

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About Yissum Research Development Company of the Hebrew University of Jerusalem Ltd.

About Yissum
Yissum is the technology transfer company of The Hebrew University of Jerusalem. Founded in 1964, it is the third company of its kind to be established and serves as a bridge between cutting-edge academic research and a global community of entrepreneurs, investors, and industry. Yissum’s mission is to benefit society by converting extraordinary innovations and transformational technologies into commercial solutions that address our most urgent global challenges.  Yissum has registered over 10,700 patents covering 3,000 inventions; licensed over 950 technologies and has spun out more than 150 companies. Yissum’s business partners span the globe and include companies such as Boston Scientific, Google, ICL, Intel, Johnson & Johnson, Merck, Microsoft, Novartis and many more. For further information please visit www.yissum.co.il

About Prof. Elka Touitou

Prof. Elka Touitou is the Head of the Innovative Dermal, Transdermal and Transmucosal Delivery Lab at the Institute of Drug Research, The School of Pharmacy, HUJ.

Professor Touitou is an internationally renowned authority in the field of drug delivery and design of new technologies for efficient administration of drugs and development of new products. She has pioneered leading technologies in the field, being the inventor of Ethosomes, currently recognized as one of the most sophisticated and efficient transdermal carriers. Professor Touitou is a Visiting Professor at Universities in Europe and Asia. She has broad experience in collaborating with the pharmaceutical industry serving in their Advisory Boards.

Professor Touitou has served as a Director in the Board of Controlled Release Society (CRS) and is honored as a CRS Fellow, recipient of the Jorge Heller Outstanding Paper Award, the Kaye Award for Innovation and honored as one of leader innovators at the Hebrew University.

Professor Touitou has more than 100 scientific publications that include original research papers, reviews and book chapters. She is a co-editor of the books Enhancement in Drug Delivery (2006) and Novel Cosmetic Delivery Systems (1999). She is also the author of numerous granted international patents.

About WEED, Inc.
WEED, Inc. (OTCQB: BUDZ) is currently a USA-based fully reporting public company. WEED Inc. is a multi-national, multi-faceted, vertically-integrated world class Cannabis organization. WEED is structured as a holding company doing business through its divisions, wholly-owned subsidiaries, and strategically placed collaborative partners to achieve and promote our global brand. WEED is dedicated to its global goals and outreach across the full spectrum of the Cannabis industry to find treatments, therapies and medical cures utilizing the Cannabaceae plant family. WEED does not grow, harvest, produce, or sell any substance in violation of US Federal law under The Federal Controlled Substances Act, and meets all standards of international law for WEED, Inc. and its subsidiaries in foreign locations. For additional information about WEED Inc, please visit: www.WEEDIncUSA.com

About Sangre AT, LLC DBA Sangre BioSciences.
Sangre AT, LLC (dba "Sangre BioSciences"), WEED, Inc.’s wholly owned US subsidiary, is a plant genomic research and breeding company comprised of top-echelon scientists with extensive expertise in genomic sequencing, genetics-based breeding, plant tissue culture, and plant biochemistry, utilizing the most advanced sequencing and analytical technologies and proprietary bioinformatics data systems available. For additional information about Sangre BioSciences, please visit www.sangreagrotech.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of WEED, Inc.’s securities, here or abroad, nor shall there be any sale of the shares of common stock in any state or country in which offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Forward-Looking Statements:
This release contains forward-looking statements. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects," "anticipates," "intends," "estimates," "plans," "potential," "possible," "probable," "believes," "seeks," "may," "will," "should," "could" or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company's business, including that we have a limited operating history and very limited funds, are dependent upon key personnel whose loss may adversely impact our business, some of our potential business activities, while believed to be compliant with applicable state law, may be illegal under federal law because they violate the Federal Controlled Substances Act, and we may be subject to the risks related to the cost, delays and uncertainties associated with potential future scientific research, product development, clinical trials and the regulatory approval process. We may not be able to enter into binding agreements related to the subject matter of this press release on terms favorable to us or at all. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

For more information, contact:
Glenn E. Martin at (520) 818-8582 or info@WEEDIncUSA.com
SOURCE: WEED, Inc.

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